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Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 033-59085, No. 033-65441, No. 333-52737, and No.
333-87904) of Plymouth Rubber Company, Inc. of our report dated February 13, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 2004